Dworken, Hillman, LaMorte & Sterczala, P.C.
      March 27, 1998

We hereby consent to the incorporation by reference in the Registration Statements of Birmingham Utilities, Inc. on Form S-8 dated July 25, 1995 and in the Prospectus constituting part of the Registration Statement of Birmingham Utilities, Inc. on Form S-3 dated June 12, 1995 of our report dated February 12, 1997, which appears in the Annual Report on Form 10-K of Birmingham Utilities, Inc. for the year ended December 31, 1997.

/s/ Dworken, Hillman, LaMorte & Sterczala, P.C.

March 27, 1998